Exhibit 10.48

Subportfolio	No. of the Transaction
985-2
Loan Bank Credit Certificate
for Working Capital (Giropré - PS - Equal /Flex Installments)

Company name of the issuer

CIMCORP COM INT INFORMATICA S

qualified in the deposit checking account opening proposal indicated in sub-item 1.2, designated Customer.

1. Bank Credit Certificate Data
1.1. Date 07/27/2011	1.2. Deposit checking account Branch 0393 Account no. xxx	DAC 5	1.3. Value delivered R$3,500,000.00	1.4. FTT (IOF) Value R$ ,39,893.04
1.5. Contracting Tariff Value (TAC) R$250.00		1.6. Total value lent (value delivered, plus FTT (IOF) and TAC, if financed) R$3,500,000.00
1.7 Maturity of the Certificate 06.08.2012		1.8. Credit Granting Commission 0.000%
1.9. Compensation interest rate 1.9.1. per month (30) days 1.600%	1.9.2. per annum (360) days 20.9830%	1.9.3 Periodicity of the capitalization Monthly 1.10. Guarantee code (internal use of the Bank)	010-9

1.11. Method of payment in equal installments

1.11.1 Quantity of installments

10

1.11.2 Value of each installment (principal + interest rate)
R$ 384,624.28

1.11.3. Maturity of the first installment
09.08.2011

1.11.4 Period between installments
1 month

1.12. Method of payment in different installments or uneven periodicity

Installment	Maturity	Value of the installment principal in R$	Installment	Maturity	Value of the installment principal in R
001			031
002			032
003			033
004			034
005			035
006			036
007			037
008			038
009			039
010		•	040
011			041
012			042
013			043
014			044
015			045
016			046
017			047

018	048
019	049
020	050
021	051
022	052
023	053
024	054
025	055
026	056
027	057
028	058
029	059
030	060
1.13. 2 - Issuance Place	1.14. Place of payment
BARUERI - SP	BARUERI - SP

Up to the maturity date indicated in sub-item 1.7, we shall pay for this Bank Credit Certificate to Banco Itaú Unibanco S.A., with its head office at Praça Alfredo Egydio de Souza Aranha, 100, Torre Olavo Setúbal, São Paulo, SP, CNPJ no. 60.701.190/0001-04, designated as Itaú Unibanco, the debt in cash, certain, net and payable, corresponding to the total sum lent indicated in sub-item 1.6 plus the charges provided herein, as described in items 3 and 4.

2.
Object - O Itaú Unibanco will lend to us the value indicated in sub-item 1.6, by credit in the deposit checking account indicated in sub-item 1.2, provided that the guarantees seen in item "Guarantees" of this Certificate are constituted.

3.
Method of Payment - We shall pay all values we owe arising out of this Certificate by debit which Itaú Unibanco will make in our checking account indicated in sub-item 1.2, for which thereafter Itaú Unibanco is expressly authorized, and it should have sufficient balance available.

3.1. Insufficient balance available in the deposit checking account will constitute delay in payment.

3.1.1. If the balance available in the deposit checking account is insufficient, Itaú Unibanco, at its sole discretion, may perform the debit generating early payments to the depositor, under the terms of the checking account opening contract.

3.1.1.1. The deposit of values in the deposit checking account will pay off first the early payments to the depositor which did not originate from this Certificate, and afterwards the early payments to the depositor arising out of the debits related to this Certificate.

4.	Payment - We shall pay to Itaú Unibanco the total value lend indicated in sub-item 1.6, plus the interest capitalized at the rate of sub-item 1.9, as stipulated in sub-items 1.11 or 1.12.

4.1. In case of equal installments indicated in sub-item 1.11, the value of each installment is indicated in sub-item 1.11.2, made up of the principal and interest, and will be debited on the date of the respective maturity; the first installment shall become due and payable on the date indicated in sub-item 1.11.3, and the other ones will become overdue on each period indicated in sub-item 1.11.4, as of the maturity date of the first installment.

4.1.1. The interest will be assessed by applying the rate of sub-item 1.9 over the outstanding balance of this Certificate, calculates as per the Price Table.
4.1.1.1. For the purposes of this item 4.1.1, Price Table is understood as the system of tax credit in which the percentage of principal and percentage of interest of each installment vary over time, so that the installment price remains constant.

4.2. For the case of the method of payment, indicated in sub-item 1.12, the value of each installment will be increased by interest capitalized monthly from the transaction date to the maturity of the respective installment, and will be debited on the maturity date indicated in sub-item 1.12.

4.3. ITAÚ UNIBANCO MAY TRANSFER THE VALUE OF TAXES AND CHARGES TO US WHICH MIGHT BE CREATED, AS WELL AS INCREASE IN THE PRESENT ONES, REQUIRED BY THE COMPETENT AUTHORITIES DUE TO THIS CERTIFICATE. ITAÚ UNIBANCO SHALL INFORM ABOUT THE CHANGES BEFORE THE VALUE TO BE TRANSFERRED STARTS TO BE CHARGED.

4.4. THE RECEIPT BY ITAÚ UNIBANCO, OF SOME INSTALLMENT DOES NOT MEAN SETTLEMENT OF THE PREVIOUS ONES.
4.5.	The credit granting commission foreseen in sub-item 1.8, incident over the total value lent indicated in sub-item 1.6, will be debited on this date from the checking account indicated in sub-item 1.2.

4.5.1. In case an early settlement or early maturity of this Certificate occurs, Itaú Unibanco will return to us the credit granting commission in a value calculated proportionally to the period from the early settlement date or early maturity date to the originally contracted maturity date.

4.6.	We will pay the Financial Transaction Tax – FTT (IOF) as per the legislation in force.

4.6.1. If the FTT (IOF) is financed, its value will be included in the installments.
4.7.
The charges foreseen in this Certificate (interest, credit granting commission, effective interest rate, both monthly and annual, taxes and contributions, tariffs and other expenses) will be informed to us, immediately after being assessed, in a separate spreadsheet, which shall be an integral part of this Certificate.

5. Joint Debtors - The people named, designated in the end as Joint Debtors, are declared to be jointly and severally liable for all obligations undertaken by us and sign this Certificate, agreeing with the terms thereof.

6. Guarantee - In order to guarantee payment of any value related to this Certificate, even when arising out of early payments to the depositor, Itaú Unibanco may require an accommodation provided in an attached document, forming and integral part of this Certificate.

6.1. We shall substitute this guarantee in case of related loss or will reinforce it in case of reduction or insufficiency of its value.

7. Early settlement - The term of our obligations originating from this Certificate has been established according to the interest of both parties, so that the early payment, also in case of early payment upon receipt by Itaú Unibanco of funds from another financial institution, constitutes compliance with the obligation after the deadline. Thus, we have preestablished that the outstanding balance on the date of early payment shall consist of the unamortized principal value, plus: (i) the charges agreed upon in this Certificate for the period elapsed to the early payment date; (ii) the charges coming due since the early payment date until the originally agreed maturity date, calculated at the present value, upon discount of these values, based on the compensations fees indicated in this Certificate; and (iii) the occasional indemnification provided for in sub-item 7.2 below.

7.1.
It is understood that the early amortization, under the terms of this item 7, should be performed taking the minimum value corresponding to one (1) installment foreseen in the preamble, without the possibility of partial early payment of the installment.

7.2.
It is agreed that, by the time of early payment, Itaú Unibanco will make the calculation of the present value of the payment flow representing the installments falling due, since the originally agreed maturity dates, upon discount of this flow, based on the interest rate in force for the application of these funds available to us by the time of early payment. In case the present value of this flow is higher than the value calculated under the terms of item 7(ii) above, the overpayment shall consist of an indemnification owed by us to Itaú Unibanco as a recovery of its implementation and fundraising cost.

7.3. If, on the contracting date, we are provenly a micro or small company under the terms of the applicable legislation, Itaú Unibanco will calculate the present value of the transaction as follows:
7.3.1.
if the validity is of up to twelve (12) months or its amortization or early settlement occurs up to seven (7) days after the contracting, upon the application of the compensation interest rate of the contract, as indicated in sub-item 1.9;

7.3.2.
if the validity is above twelve (12) months, with the application of the Discount Rate resulting from the compensation interest rate indicated in sub-item 1.9, with the applicable SELIC rate deducted on the contracting date, plus the Selic Rate of the early payment or amortization day.

7.3.2.1. For the purposes of this item 7, "SELIC Rate" is understood as the interest rate fixed by the Monetary Policy Council and disclosed by Brazil's Central Bank, which, by determination of the National Monetary Council, should make up the Discount Rate for the early settlements or amortizations of the credit operations specified in the applicable regulation.

8. Early Maturity - We authorize Itaú Unibanco to consider as early maturity the obligations resulting from this Certificate, and the debt and charges payment as due and payable on the early maturity date:

8.1.
regardless of any notice, if we do not comply with any of our obligations arising out of this Certificate, suffer a legitimate protest of bill, file for bankruptcy or have against us such filing, require judicial recovery, call up creditors in order to propose or negotiate an extra-judicial recovery plan, or ask for approval; if we do not comply with any obligation assumed in other operations signed with Itaú Unibanco and/or any other company controlled either directly or indirectly by Itaú Unibanco Holding S.A. and/or its controllers or associated companies.

8.2.	upon the notice that Itaú Unibanco will send us at least with fifty (15) days in advance, if:
a)
we fail to, in the term mentioned in the notice, substitute the Joint Debtor which might be insolvent or in any of the situations provided for in the previous sub-item, or which disagrees with any changes in the conditions of this Certificate;

b)	there is a measure or event affecting the guarantees or credit rights of Itaú Unibanco resulting from this Certificate;
c)
there is a unappealable judgment, for practice, ours or of a natural person acting as our administrator, of acts which imply discrimination of race or gender, child labor, slave labor, moral or sexual harassment, or crime against the environment;

d)	we perform any other modality of private agreement with creditor(s) indicating our economical and financial crisis situation or pre-bankruptcy state.

9. Delay in Payment and Fine - Without prejudice to the early maturity, if there is delay in payment of any pecuniary obligation resulting from this Certificate, the compensation interest rate indicated in sub-item 1.9 will fall upon the values due and unpaid, plus the interest in arrears of one percent (1%) by month, all of which calculate pro rata and capitalized in the periodicity of sub-item 1.9.3, from the maturity date of the obligation, even if anticipated, until the date of its effective payment, and a fine of two percent (2%).

9.1. We shall also pay, both in case of judicial or extra-judicial charge, the charging expenses, including the costs and attorney fees.
9.2. IN CASE THERE ARE PECUNIARY OBLIGATIONS ARISING OUT OF THIS CERTIFICATE WHICH ARE DUE, EVEN AS ANTICIPATED, AND ARE UNPAID, ITAÚ UNIBANCO MAY:

9.2.1. COMPENSATE FOR THE DEBT MENTIONED IN ITEM 9.2, ABOVE, WITH THE VALUES THAT ITAÚ UNIBANCO OWES FOR ANY REASON TO US OR TO THE JOINT DEBTORS, INCLUDING FUNDS OR FINANCIAL APPLICATIONS WHICH WE OR THE JOINT DEBTORS KEEP IN ITAÚ UNIBANCO;

 9.2.1.1. For the purposes of sub-item 9.2.1 above, the values due by Itaú Unibanco which are the object of the compensation described therein will be considered as overdue on the compensation effective date.
9.2.2. RETAIN ANY VALUES THAT WE OR THE JOINT DEBTORS ARE ENTITLED TO.
9.3.0 RECEIVING THE PRINCIPAL, BY ITAÚ UNIBANCO, DOES NOT MEAN SETTLEMENT OF THE CHARGES PROVIDED IN THIS CERTIFICATE.

10. Corporate Restructuring - We shall communicate immediately to Itaú Unibanco any corporate restructuring process (spin-off, merger, incorporation, etc.), change of our main business activity, alienation of a commercial establishment or of a significant part of its assets or change in control, either direct or indirect, in which we or our direct or indirect controller are involved.

10.1.
By occurring any of the events foreseen in the "caput" of this item, Itaú Unibanco may consider the obligations of this Certificate as with early maturity, and the payment of the total debt as coming due immediately.

10.2.	We promise that our direct or indirect controller will be noticed of the content of this item and that will comply with the provisions thereof.

11. Tariffs - For this lending operation, we shall pay Itaú Unibanco on the contracting date the contracting tariff indicated in sub-item 1.5 which, if financed, will have its value included in the installments.

12. Expenses - If Itaú Unibanco registers this Certificate and related guarantees, we will pay for all expenses arising thereof.
12.1. Itaú Unibanco will inform us of the value of the expenses with five (5) days prior to the debit to be processed under the terms of item 4.

13. Total Effective Cost ("TEC") - We declare to have knowledge on the Total Effective Cost ("TEC"), as defined in sub-item 13.1, previously to contracting this operation, as well as the flows considered in the calculation of the TEC, as per the calculations spreadsheet delivered to us ("Spreadsheet").

13.1. For the purposes of this Certificate, Total Effective Cost ("TEC") is understood as the total cost of this operation, expressed in the form of an annual percentage rate, indicated in the Spreadsheet. For the calculation of the TEC, it should be considered: (a) the value of the credit granted; (b) the number of payable installments, and the date of payment of each; (c) the operation term, in calendar days, as of the release date to the maturity of the last installment; and d) the compensation interest rate, the value of taxes, bank fees and other expenses provided for in this Certificate.

14. Disclosure of Delay in Payment - In case any of noncompliance with any our or the Joint Debtor's obligations arising out of this Certificate, or delay in payment of any value due as a result of this Certificate, Itaú Unibanco shall communicate this to SERASA, SPC (Credit Protections Service), as well as any other entity in charge of registering the delay in payment and noncompliance with the contractual obligation.

15. Credit Information System (CIS) - We and the Joint Debtors authorize Itaú Unibanco and the companies under direct or indirect control of Itaú Unibanco Holding S.A., at any time, even after the termination of this operation to:

a)
provide to Banco Central do Brasil (BACEN), in order to integrate the SCR, information on the amount of our debts coming due or due and payable, including those in delay, and the operations written as losses, as well as the value of the joint obligations assumed by us and of the guarantees provided by us, and

b) checking the CIS for occasional information about us existing there. 15.1. The purpose of the CIS is to provide BACEN with information about the credit operations for the credit risk supervision and exchange of information between the financial institutions.
a)

15.1.1. We are aware that checking the CIS depends on our previous authorization and we declare that the occasional previous consultation, for the purposes of this operation, relied on our authorization, although verbal.

15.1.2. We may have access, at any time, to the CIS data by the means made available to us by BACEN and in case of divergence in the CIS data provided by Itaú Unibanco or a company under direct or indirect control of Itaú Unibanco Holding S.A., we may ask for correction, exclusion or registration of a complementary annotation, including of judicial measures, upon substantiated written request to Itaú Unibanco.

16.
Environmental Responsibility - We declare that: (i) there are no legal or administrative processes against us related to occupational health and safety labor issues, including as to slave or child labor, neither related to environmental issues; (ii) our activities and properties are in conformance with the Brazilian environmental legislation, mainly as regards the environmental licensing and the Biosafety Law; and (iii) the funds arising out of this Certificate will be deployed solely to lawful purposes which strictly comply with the occupational health and safety labor legislation, including as to the absence of labor analogous to the slave and child labor, as well as the Brazilian environmental legislation.

16.1.
During the term of this Certificate, we shall respect the environmental and labor law and regulation in force in Brazil, especially the standards related to the occupational health and safety, and nonexistence of labor analogous to the slave and child labor.

16.2.
We undertake to obtain all documents (opinions, studies, reports, licenses, etc.) required by the environmental and labor law and regulation in force in Brazil, keeping them in force and attesting to their compliance, and to inform Itaú Unibanco, immediately upon an unfavorable manifestation by any public agency.

16.3.
Regardless of fault, we shall compensate Itaú Unibanco for any amount it is compelled to pay, as well as we shall indemnify it by any losses and damages regarding environmental or occupational health and safety-related damages which, anyway, the authority understands to be related to the use of this Certificate's funds

17.
Tolerance - Tolerance of one of the parties as to noncompliance with any obligation by the other party shall not mean disclaimer to the right of requiring compliance with the obligation, neither forgiveness or change of what has been contracted herein.

18.
Contracting enforcement - IN CASE THIS CERTIFICATE HAS BEEN SIGNED BY US OUTSIDE THE ITAÚ UNIBANCO BRANCH, WE DECLARE THAT ALL OF ITS TERMS RELATE EXACTLY TO THOSE CONTAINED ORIGINALLY IN THE ELECTRONIC FILE OR IN THE FORM SUBMITTED TO US. AFTER SIGNING IT, WE SHOULD SEND IT TO THE ITAÚ UNIBANCO BRANCH FOR ADOPTION OF THE OTHER PROVISIONS AIMING AT ENFORCING CONTRACTING. THE FINANCIAL CONDITIONS SET FOR THIS CERTIFICATE ARE VALID ONLY FOR THE DATE INDICATED IN SUB-ITEM 1.1.

19.Amicable Settlement of Disputes - For amicable settlement of occasional disputes related to this Certificate, we may address our request or complaint to our Itaú Unibanco branch. Itaú Unibanco also puts at our disposal the Customer Service SAC - Itaú (0800 728 0728), the SAC - Itaú exclusive for hearing impaired people (0800 722 1722) and "Fale Conosco" (Contact Us) (www.itau.com.br). If the dispute is not solved, we may resort to the "Ouvidoria Corporativa Itaú" (Itaú's Corporate Ombudsman) (0800 570 0011, in business days, from 9 am to 6 pm, Caixa Postal (P.O. Box) 67.600, CEP (Zip Code) 03162-971).

20. Reading Disclaimer - O Itaú Unibanco guided us and the Joint Debtor(s) to read attentively the terms and conditions of the present Certificate and to clarify all of our eventual doubts.
20.1. We and the Joint Debtor(s) are aware that by signing the present Certificate we declare to have previously read it and that there is no doubt remaining as to any of its clauses.
21. Venue - The parties elect the Court of the issuance place of this certificate, and the party promoting the action may choose for the Court of our domicile.

Place and retro date.
Issuer:

Name: CIMCORP COM INT INFORMATICA S

Joint Debtor(s):

Name: CIMCORP INC
CPF/CNPJ:
Telephone: (55 11) 3759-3899
Address:
AL MADEIRA 258 SL 1401 1402
CEP 06454-010 BARUERI SP